Exhibit 99.1

DBGI Provides Revenue, Bookings and Guidance Updates

•	Estimated Fourth Quarter and Fiscal Year 2021 Revenue in line with previous guidance
•	125% increase in First Quarter 2022 Wholesale Bookings
•	Reaffirming Fiscal Year 2022 Revenue and EBITDA Guidance

AUSTIN, Texas, Jan. 7, 2022 /PRNewswire/ -- Digital Brands Group, Inc. ("DBGI") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announces that it is providing a fourth quarter and fiscal year 2021 net revenue update. Additionally, the company is reaffirming its previous 2022 net revenue and EBITDA guidance. Finally, the company announces that its first quarter 2022 wholesale bookings increased 125% versus the same period a year ago driven by Bailey 44 and Stateside.

Fourth Quarter & Fiscal Year 2021 Revenue Update

Estimated fourth quarter 2021 revenues is expected to come in line with our previous forecast of approximately $4 million. The fourth quarter revenue was slightly impacted due to supply chain delays the apparel industry is experiencing on a global scale. The delays were due to some of our products stuck in transport, which were limited to our Bailey 44 brand.

Estimated fiscal year 2021 net revenue is expected to increase 44% to $7.6 million versus $5.2 million a year ago. Fiscal year 2021 net revenues do not include the entire net revenue from 2021 for Harper & Jones or Stateside, as these brands were acquired during fiscal year 2021. Therefore, we only recognized the net revenue generated from the acquisition date through the end of the fiscal year. We acquired Harper & Jones on May 14, 2021, and we acquired Stateside on August 30, 2021.

First Quarter 2022 Wholesale Bookings Increased 125%

First quarter 2022 wholesale bookings booked in the fourth quarter of 2021, increased 125% year-over-year driven by an increase in our Bailey 44 and Stateside brands. These two brands are our largest two brands in the portfolio, and wholesale represents over 85% of their combined revenue. We still expect to receive additional first quarter 2022 wholesale bookings.

Hil Davis, Chief Executive Officer of Digital Brands Group, stated that, "our fourth quarter revenue performance continues the sequential quarter-over-quarter growth we experienced through the first three quarters of 2021, driven by both wholesale and e-commerce. This momentum has meaningfully increased as reflected in our very strong first quarter wholesale bookings and in our e-commerce new customer growth across all our brands."

Reaffirming Fiscal Year 2022 Revenue and EBITDA Guidance

We are reaffirming our previous fiscal year 2022 net revenue guidance of $37.5 million to $42.5 million. This is a projected increase of approximately 350% from our 2021 updated fiscal year net revenue.

Additionally, the Company forecasts positive EBITDA for 2022, as it leverages its shared services platform. "Our 2022 revenue guidance reflects the power of our brand portfolio, especially as we are able to benefit from the full year revenue contribution from our acquisitions in 2021," said Hil Davis, Chief Executive Officer of Digital Brands Group.

"This forecasted increase of 350% in our year over revenue growth does not reflect any potential additional acquisitions, nor does it reflect any meaningful benefit from our expected increase in marketing spend."

"We expect to achieve positive EBITDA in 2022 due to the leverage we are experiencing from our shared services platform. We are excited about the cost savings we are experiencing from this shared services platform, especially as it relates to revenue generating marketing initiatives."

Dislcaimers

Set forth above are certain preliminary and unaudited estimates of selected financial information for the three months and year ended December 31, 2021. The following information reflects our preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of our financial results and is subject to completion of our financial closing and audit procedures. Our financial closing procedures for the year ended December 31, 2021 are not yet complete and, as a result, our actual results may differ materially from these estimates. These estimates should not be viewed as a substitute for our full financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Our preliminary estimated results are not necessarily indicative of the results to be expected for any future period.

Wholesale bookings at any particular date represents purchase orders to be shipped substantially in the next six months. Our level of wholesale bookings is expected to fluctuate in any given period and there can be no assurance that our wholesale bookings will result in any actual revenue in any particular period.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG's plans, objectives, projections and expectations relating to DBG's operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets and global supply chain; DBG's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG's ability to implement its business strategy; DBG's ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG's and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG's ability to properly collect, use, manage and secure consumer and employee data; stability of DBG's manufacturing facilities and foreign suppliers; continued use by DBG's suppliers of ethical business practices; DBG's ability to accurately forecast demand for products; continuity of members of DBG's management; DBG's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG's financial results is included from time to time in DBG's public reports filed with the SEC, including DBG's Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels. Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co

SOURCE Digital Brands Group, Inc.